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           Exhibit 31.1 - CERTIFICATION PURSUANT TO SECTION 302 OF THE
                           SARBANES-OXLEY ACT OF 2002

I, Robert H. Fish, principal executive officer of Genesis Health Ventures, Inc., certify that:

         1. I have reviewed this Form 10-K/A of Genesis Health Ventures, Inc.;

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

         3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;




Date:  October 10, 2003                     Robert H. Fish
                                            ------------------------------------
                                            Robert H. Fish
                                            Chairman and Chief Executive Officer